UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRISTAR ACQUISITION I CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT NO. 2 DATED JULY 14, 2023

TO

PROXY STATEMENT

OF TRISTAR ACQUISITION I CORP.

EXTRAORDINARY GENERAL MEETING TO BE HELD ON JULY 17, 2023

On July 7 2023, Tristar Acquisition I Corp. (the “Company,” “we,” “our” or “us”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Definitive Proxy Statement”) for the Extraordinary General Meeting of Shareholders to be held on July by 17, 2023 at 10:00 a.m. ET (the “Meeting”). The Company is filing these definitive additional proxy materials on July 14, 2023, as supplemented on July 11, 2023, to disclose that the chairman intends to adjourn the Meeting to July 18, 2023 at 10:00 a.m. EST, and to extend the date by which public shareholders may submit redemption requests for their public ordinary shares to 5:00 p.m. ET on July 14, 2023 (two business days before the Meeting). The Meeting details remain as follows:

The adjourned Meeting will be held at the same location and accessible via webcast at:

https://www.cstproxy.com/tristaracq/2023

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 6561070#

Because the Company intends to adjourn the meeting to July 18, 2023, the deadline for submission of public Class A Ordinary Shares for redemption will be extended to 5:00 p.m. Eastern time on July 14, 2023.

— END OF SUPPLEMENT TO PROXY STATEMENT —